FOR IMMEDIATE RELEASE
                                                          CONTACT: ED GRUND
                                                      CEO, LEVITZ FURNITURE
                                                             (561) 994-6006

                                                             ALAN ROSENBERG
                                                      CEO, SEAMAN FURNITURE
                                                             (516) 682-1512



                       LEVITZ EMERGES FROM BANKRUPTCY

BOCA RATON, FL - FEBRUARY 26, 2001 - Levitz Furniture and Seaman Furniture jointly announced today that Levitz has completed the process of emerging from bankruptcy, and that a new holding company, Levitz Home Furnishings, Inc., has been formed.

 "This has been a lengthy process," said Ed Grund, CEO of Levitz. " We're happy to have it finally completed. I am especially appreciative of the continuing support and loyalty of our Levitz associates, as well as of all our business and vendor partners. The formation of the new company represents a fresh start for everyone." Grund is establishing a new office in Pleasanton, CA where he will head up the chain's 44 Western and Minneapolis stores.

Seaman Furniture will oversee the 15 East Coast Levitz stores, in addition to Seaman's 57 stores, from their Woodbury, NY offices, under the leadership of Alan Rosenberg, Seaman's CEO, who said, "We anticipate a smooth transition and are excited about the synergies it will provide. The Levitz emergence is good for the furniture industry overall." In addition to operating the Levitz East Coast stores and warehouses, Seaman's will provide marketing and advertising support for the East and West Levitz stores and administrative services for both companies.

Levitz and Seaman will continue to operate as separate and distinct entities.


Disclaimer: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks, including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update and forward-looking statements to reflect events or circumstances after the date hereof.


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